Exhibit 21
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                      CENTRAL TRACTOR FARM & COUNTRY, INC.

                                  SUBSIDIARIES

Name                                        Jurisdiction of Incorporation               Doing Business As

Central Tractor Distributing Co.            Delaware                                    Same
(f/k/a Herschel Corporation)
[in process of being dissolved]

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